Exhibit 10.1

***Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit.***

AMENDMENT NO. 1 TO
MANUFACTURING AND SUPPLY (DRUG PRODUCT) AGREEMENT

This Amendment No. 1 to the Drug Product Agreement (this “Amendment” or “Amendment No. 1”), dated and effective as of August 4, 2026 (the “Amendment Effective Date”), is made by and between Viking Therapeutics Ireland Limited, an Irish private company limited by shares with its principal offices located at 6th Floor, 2 Grand Canal Square, Dublin 2, D02 A342, Ireland (“Viking”), on the one hand, and Corden Pharma GmbH, a German limited liability company with its principal offices located at Otto-Hahn-Strasse 1, 86723 Plankstadt, Germany, Corden Pharma Lisbon S.A., a Portuguese public limited company with its principal offices located at R. da Indústria, 2. Quinta Grande 2610-088 Amadora, Portugal, and Corden Pharma S.p.A., an Italian joint stock corporation with its principal offices located at Viale dell’ Industria 3, 20867 Caponago, Italy, on the other hand (together, “Corden”). Viking and Corden are hereinafter referred to individually as a “Party” and collectively as the “Parties”. All capitalized terms used but not defined in this Amendment will have the meanings set forth in the Drug Product Agreement (as defined below).

RECITALS

WHEREAS, Viking and Corden entered into that certain Manufacturing and Supply (Drug Product) Agreement, effective as of March 10, 2025 (the “Drug Product Agreement”).

WHEREAS, the Parties wish to amend the terms and conditions of the Drug Product Agreement pursuant to Section 18.5 therein, solely as and to the extent expressly and specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Drug Product Agreement solely and specifically as follows:

1.
Prepayment for Injectable Product. Section 2.3.3(i) of the Drug Product Agreement is hereby amended by deleting Section 2.3.3(i) in its entirety and replacing it with the following:

“2.3.3 Prepayment for Injectable Product.

(i)
In addition to and not in lieu or limitation of any of Corden’s other obligations and liabilities and Viking’s rights and remedies under this Agreement, Viking in its sole discretion may elect in writing to reserve manufacturing capacity in [...***...] or more increments of [...***...] units of any Injectable Product in any [...***...] period during the Term (such [...***...] period, the “Prepaid Injectable Product Period”). In such event, Corden will reserve manufacturing capacity (a) in the number of increments of [...***...] units elected by Viking if Viking makes such election (x) on or before [...***...], for a Prepaid Injectable Product Period commencing on [...***...] or (y) [...***...] in advance of any other applicable Prepaid Injectable Product Period and (b) in the number of increments of [...***...] units that Corden is able to provide in good faith and using best efforts if Viking makes such election (x) on or before [...***...], for a Prepaid Injectable Product

Period commencing before [...***...] or (y) [...***...] in advance of any other applicable Prepaid Injectable Product Period (any such increments in (a) or (b) above in the aggregate, “Prepaid Injectable Product Volume”). Corden may invoice Viking for and Viking will pay a prepayment of [...***...] dollars ($[...***...]) for each increment of [...***...] units of the Prepaid Injectable Product Volume (such prepayments in the aggregate, “Reserved Capacity Prepayments”). Notwithstanding anything to the contrary in this Agreement, the Forecast will be binding to the extent of [...***...]. The Forecast may include any combination of different types of Injectable Products in Viking’s sole discretion, provided that the portion of the Prepaid Injectable Product Volume for any [...***...] shall not exceed [...***...] of such [...***...] for the applicable Prepaid Injectable Product Period. In the event of any clinical or regulatory delay or failure, Viking in its sole discretion may delay commencement of the Prepaid Injectable Product Period up to [...***...] by providing written notice [...***...] or more prior to the Prepaid Injectable Product Period.”
2.
Dedicated Line(s) for Injectable Product. Section 2.3.4(i) of the Drug Product Agreement is hereby amended by deleting Section 2.3.4(i) in its entirety and replacing it with the following:

“2.3.4 Dedicated Line(s) for Injectable Product.

(i)
In addition to and not in lieu or limitation of any of Corden’s other obligations and liabilities and Viking’s rights and remedies under this Agreement, Viking may elect in writing to have Corden provide [...***...] or more manufacturing lines (“Dedicated Line(s)”) for one (1) or, if multiple lines, more Injectable Products in the applicable Manufacturing Facility (and any similar facility owned or controlled by Corden or its Affiliates) and, upon such election, Corden will order, install, commission, validate/qualify, obtain regulatory approval for and otherwise provide such line or lines, each such line with a capacity to Manufacture and supply at least [...***...] Injectable Products per [...***...], by no later than (i) [...***...], if Viking’s election is made prior to or on [...***...] and (ii) [...***...] months after any other election by Viking, and in each of the foregoing cases using best efforts to do so as soon as possible after Viking’s election. If Viking makes such election on or prior to [...***...], then Viking may elect and Corden shall provide a minimum of [...***...] Dedicated Lines and up to [...***...] of Dedicated Lines [...***...]. If Viking makes such election after [...***...], then Viking may elect and Corden shall provide up to [...***...] Dedicated Lines [...***...]. In addition to and without limiting the foregoing, Corden shall provide written notice to Viking prior to agreeing to install a dedicated line for any other customer and in addition Corden and Viking will meet not less than [...***...] per [...***...] and at the request of either Party to discuss in good faith the availability of space for potential Dedicated Line(s), both of the foregoing in the applicable Manufacturing Facility (and any similar facility owned or controlled by Corden or its Affiliates).”
3.
Supply Obligation. Section 2.3.10 of the Drug Product Agreement is hereby amended by deleting Section 2.3.10 in its entirety and replacing it with the following:

“2.3.10 Supply Obligation. Corden shall accept all Commercial Purchase Orders for and deliver on the applicable Delivery Date(s) any amounts of Product ordered under such Commercial Purchase Orders in any [...***...] during the Term with an applicable Delivery Date or Delivery Dates that are at or beyond Lead Time to the extent that such amounts ordered are equal to or are less than the amounts (i) set forth in the last Binding Forecast for such [...***...] to the extent confirmed or required to be confirmed by Corden as set forth below for any [...***...] Products and (ii) set forth in the last Binding Forecast for such [...***...] for any [...***...] Products, in each of the foregoing cases (i) and (ii) plus Upside. Within [...***...] of receipt of a Binding Forecast, Corden will confirm the quantities of [...***...] Products it will Manufacture and supply for each [...***...] of the Binding Forecast. Corden hereby agrees to and will (i) confirm any quantities of [...***...] Products in a Binding Forecast which are equal to or less than (a) [...***...] for such [...***...] Products for such [...***...] or (b) the required capacity of any Dedicated Line or aggregated required capacity of any Dedicated Lines for such [...***...] Products for such [...***...], (ii) confirm any quantities of [...***...] which are equal to or less than [...***...] [...***...] Products during any period (a) commencing on [...***...], and ending on [...***...], if Viking made an election prior to or on [...***...], for a Dedicated Line for such [...***...] Products or (b) commencing on the date that is [...***...] after Viking’s election made after [...***...], for a Dedicated Line for such [...***...] Products and ending on the date that is [...***...] after such election, and (iii) use best efforts to confirm any quantities of [...***...] Products in a Binding Forecast for which there is no [...***...] or Dedicated Line or which are above any [...***...] for such [...***...] Products for such [...***...] or the required capacity of any Dedicated Line or aggregated required capacity of any Dedicated Lines for such [...***...] Products for such […***…]. Notwithstanding anything in this Agreement to the contrary, once Corden confirms any amounts for [...***...] for a [...***...] in the Binding Forecast, Corden may confirm additional amounts of such [...***...] Products to the extent forecast by Viking for such [...***...] in a subsequent Binding Forecast but may not reduce any amounts of such [...***...] Products confirmed for such [...***...] in a prior Binding Forecast. Notwithstanding anything in this Section 2.3.10, (i) Corden will have no obligation to provide Upside to the extent that the Binding Forecast plus Upside will exceed [...***...] [...***...] Products per [...***...] where [...***...], (ii) Corden will have no obligation to provide Upside above [...***...] [...***...] Products per [...***...] where [...***...] and (iii) Corden’s obligation to provide Upside for [...***...] Products where [...***...] is subject to Viking providing written notice [...***...] in advance that Viking will order such Upside. In addition to and not in lieu or limitation of the foregoing, Corden shall accept all Commercial Purchase Orders for and use good faith and at least best efforts to deliver on the applicable Delivery Date(s) any amounts of Product ordered in any [...***...] during the Term: (i) that are in excess of the last Binding Forecast for such [...***...] plus Upside and/or (ii) that have an applicable Delivery Date or Delivery Dates that are shorter than Lead Time, in each of the foregoing cases at no additional cost to Viking; provided that, for the avoidance of any doubt, if Corden cannot deliver all such excess amounts on the applicable Delivery Date(s), Corden shall continue to use good faith and at least best efforts to deliver all such excess amounts on a delivery date that is as close as possible to the applicable Delivery Date(s).”

4.
Counterparts. This Amendment may be executed in two or more counterparts, each of which will be considered an original but all of which together will constitute one agreement.
5.
Miscellaneous. All of the Parties’ rights and obligations set forth in this Amendment are in addition to and not in lieu or limitation of the Parties’ other rights and obligations under the Drug Product Agreement. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Drug Product Agreement are hereby ratified and confirmed by the Parties hereto and remain in full force and effect.
6.
Exhibit A. Attached hereto as Exhibit A is a redlined version of the Drug Product Agreement, as amended by this Amendment, showing in a single document the changes made to the Drug Product Agreement by this Amendment (the “PDF Redline”). The Parties acknowledge and agree that: (a) the PDF Redline is provided solely as a courtesy to the Parties for ease of reference; (b) the PDF Redline is not definitive or controlling in any respect; and (c) in the event of any conflict or inconsistency between the PDF Redline and the body of this Amendment, this Amendment shall govern and control.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representatives of the Parties on the Amendment Effective Date.

CORDEN CORDEN PHARMA GMBH By: /s/ Karsten Sternberg Name: Karsten Sternberg Title: Managing Director	VIKING VIKING THERAPEUTICS IRELAND LIMITED By: /s/ Greg Zante Name: Greg Zante Title: Director
CORDEN PHARMA LISBON S.A. By: /s/ Michael Quirmbach Name: Michael Quirmbach Title: President of the Board By: /s/ Naoki Takei Name: Naoki Takei Title: Director
CORDEN PHARMA S.P.A By: /s/ Massimo Garavini Name: Massimo Garavini Title: Managing Director

[Signature Page to Amendment No. 1 to Manufacturing and Supply (Drug Product) Agreement]

EXHIBIT A
PDF Redline

[Exhibit A to Amendment No. 1 to Manufacturing and Supply (Drug Product) Agreement]